Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Biodesix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	1,231,586(3)	$1.40	$1,724,220.40	0.0000927	$159.84

Total Offering Amounts					$1,724,220.40		$159.84

Total Fee Offsets							—

Net Fee Due							$159.84

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of common stock, par value $0.001 per share (the “Common Stock”) of Biodesix, Inc. (the “Registrant”), as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a share dividend, share split or similar change.

(2)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $1.40 per share represents the average high and low prices of the Common Stock as quoted on the Nasdaq Global Select Market on June 2, 2022, a date within five business days prior to the filing of this Registration Statement, in accordance with Rule 457(c) of the Securities Act.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Biodesix, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) on January 1, 2022 pursuant to an “evergreen” provision contained in the 2020 Plan. Pursuant to such provision, on the first day of each calendar year, beginning with the calendar year ending December 31, 2022, and continuing until, and including, the calendar year ending December 31, 2030, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of (i) 4% of the number of shares of Common Stock issued and outstanding as of the December 31st of the immediately preceding calendar year and (ii) such lesser amount determined by the Registrant’s board of directors.